EXHIBIT C

Gerald Einhorn

7 Old Salem Road
West Orange, NJ 07052
Telephone: (862) 438-8633
Facsimile: (862) 438-8632

May 27, 2010

ComCam International, Inc.
1140 McDermott Drive, Ste. 200
West Chester, PA 19380

Gentlemen:

I am an attorney at law, admitted to practice in the State of New York, and have been requested by you to provide an opinion in respect to Delaware law as to whether Comcam International, Inc. (“ComCam”) has authorized and legally issued 2,000,000 shares of fully paid and non-assessable common stock in accordance with the corporate law of the State of Delaware.

In this connection I have examined and/or discussed the following documents relating to ComCam:

1.	Amended and Restated Certificate of Incorporation of ComCam dated June 10, 2005.

2.	Bylaws of ComCam.

3.	Post-Effective Amendment Number 1, removing from registration all remaining shares registered under its Form S-8 Registration Statement filed on October 24, 2008.

4.	Registration Statement on Form S-8 to be filed by ComCam under the Securities Act of 1933, as amended.

5.	Board of Directors Resolution of ComCam authorizing and approving ComCam’s 2010 Benefit Plan, the Registration Statement and the Post-Effective Amendment Number 1 (Item 3 above).

Further, I have learned that ComCam is in a current status with the Delaware Division of Corporations as of today’s date.

Based upon the foregoing documents and my research of the Delaware General Corporation Law, I have concluded the following:

1.	ComCam is authorized to issue 100,000,000 shares of common stock, par value $0.0001. The issuance of 2,000,000 common shares is therefore within the limits of its legal authorization.

2.	There is no restriction or control of share ownership or transfer in the Certificate of Incorporation or Bylaws, as referred to in Article 8, Subchapter VI, Section 202 of Chapter 1 of the Delaware General Corporation Law.

3.	Article 8, Subchapter V, Section 152 provides that common stock issued for fully paid consideration in such form and in such manner as determined by the board of directors shall be deemed to be fully paid and non-assessable. Accordingly, the subject 2,000,000 common shares are fully paid and non-assessable.

The following qualifications and conditions apply to this opinion:

1.	This opinion does not address the legality of any transaction other than the subject issuance and registration of common stock.

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EXHIBIT C

2.	This opinion does not address ComCam’s compliance with the Securities Act of 1933, as amended.

3.	This opinion assumes that ComCam will receive full payment of adequate consideration for the issuance of up to 2,000,000 common shares.

4.	This opinion assumes that all documents relied upon herein are genuine and have not since been modified or replaced.

The undersigned hereby consents to use of this opinion as an exhibit to your Registration Statement on Form S-8 to be filed with the U.S. Securities and Exchange Commission.

Sincerely,

/s/ Gerald Einhorn
Gerald Einhorn
Member, New York State Bar

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